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                                                                    Exhibit 10.5

                             TERMINATION AGREEMENT
                             ---------------------

     THIS AGREEMENT is entered into this 31/st/ day of March, 1992, by and between Central Co-operative Bank, Somerville, Massachusetts (the "Bank") and Joseph R. Doherty (the "Employee").

     WHEREAS, the parties have previously entered into an employment agreement (the "Agreement") dated October 24, 1986, as amended on January 9, 1987, June 9, 1988, and April 11, 1991, providing for the employment of the Employee as Chief Executive Officer and Chairman of the Board of Directors of the Bank; and

     WHEREAS, the Employee has indicated his desire to retire from his position as Chief Executive Officer of the Bank, and to continue to serve as Chairman of the Board pursuant to an agreement under which he will serve as a consultant to the Bank, rather than as an employee of the Bank; and

     WHEREAS, the parties have contemporaneously with execution of this Agreement executed a Consulting Agreement, pursuant to which the Employee will, after his retirement from employment with the Bank, continue to serve in a consulting capacity with the title Chairman of the Board of Directors of the Bank; and

     WHEREAS, Section 4(c) of the Agreement provides for the payment of supplemental retirement benefits to the Employee or his beneficiaries for a period of fifteen (15) years following his retirement; and

     WHEREAS, the parties have agreed that, on or about April 1, 1992, the present value of the supplemental retirement benefits payable, on or about April 1, 1992, to the Employee under Section 4(c) of the Agreement equals $768,750; and

     WHEREAS, the parties desire by this writing to terminate the Agreement and provide for a lump sum payment to the Employee of the present value of such supplemental retirement benefits in full satisfaction of Employee's rights thereunder.

     NOW, THEREFORE, it is AGREED as follows:

     1.   Employee hereby resigns as Chief Executive Officer of the Bank.

     2. The Bank shall pay, or cause to be paid, to the Employee, in one lump sum the amount of $768,750 (less any applicable withholding amounts as may be required by law), which amount shall be paid as soon as practicable, but in no event later than ten days after the date hereof. Such payment shall be made in full satisfaction of any rights of Employee to the supplemental retirement benefits provided for under Section 4(c) of the Agreement, which shall be of no further force or effect.
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     3.   The Agreement is hereby in all respects terminated and of no further force and effect, and neither the Bank nor Employee shall be entitled or subject to any of the rights, obligations, duties or other provisions thereunder.

     4. This Termination Agreement shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Massachusetts.

     5. The provisions of this Termination Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          This Termination Agreement together with any understanding or modifications thereof as approved to in writing by the parties, shall constitute the entire agreement between the parties hereto.

     IN WITNESS WHEREOF, the parties have executed this Termination Agreement on the day and year first written above.


ATTEST:                       CENTRAL CO-OPERATIVE BANK


/s/ Gladys N. Partamian               By: /s/ Burton F. Faulkner, Jr.
-----------------------                   ---------------------------
                                          Chairman of the Finance
                                          Committee


WITNESS:

/s/ Rosemarie Mitchell                /s/ Joseph R. Doherty
----------------------                ---------------------
                                      Joseph R. Doherty

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